Consent of Independent Registered Public Accounting Firm
The Board of Directors
 Foresters Life Insurance and Annuity Company:
We consent to the use of our report, dated April 22, 2019, with respect to the statutory statements of admitted assets, liabilities and capital and surplus of Foresters Life Insurance and Annuity Company (“the Company”) as of December 31, 2018 and 2017, and the related statutory statements of income, changes in capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2018, and the related notes and the financial statement schedules (collectively, the “financial statements”) appearing in the Statement of Additional Information, which is included herein.
Our report, dated April 22, 2019, includes explanatory language that states that the Company prepared the financial statements using statutory accounting practices prescribed or permitted by the New York State Department of Financial Services (“statutory accounting practices”), which practices differ from U.S. generally accepted accounting principles.  Accordingly, our report states that the Company’s financial statements do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2018 and 2017, or the results of its operations or its cash flows for each of the years in the three-year period ended December 31, 2018.
/s/ KPMG LLP
New York, New York
 April 26, 2019

Consent of Independent Registered Public Accounting Firm
The Board of Directors
 Foresters Life Insurance and Annuity Company:
We consent to the use of our report, dated April 22, 2019, on the financial statements of the sub-accounts listed in the Appendix to our report that comprise First Investors Life Variable Annuity Fund D as of December 31, 2018, and for each of the years or periods listed in the Appendix of our report, appearing in the Statement of Additional Information, which is included herein.
/s/ KPMG LLP
New York, New York
 April 26, 2019